EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Form 8-K of Pinnacle Systems, Inc., dated March 26, 1999, of our report dated August 13, 1998 relating to the consolidated financial statements of Truevision, Inc. for the years ended June 27, 1998, June 28, 1997 and June 29, 1996, which appears at page F-2 of the Proxy Statement/Prospectus included in the Pinnacle Systems, Inc. Registration Statement on Form S-4 (File No. 333-71959).


PricewaterhouseCoopers LLP
San Jose, California
March 26, 1999